EXHIBIT 99.2

The Corridor Confirmation

                                                                                 CREDIT SUISSE INTERNATIONAL

                                                                                                                       One Cabot Square,                                   Telephone 020 7888 8888
                                                                                                     London E14 4QJ                                       www.credit-suisse.com

30 March 2007

The Bank of New York, not in its individual or corporate capacity, but solely as trustee for the Supplemental Interest Trust created under the Pooling and Servicing Agreement for CHL Mortgage Pass-Through Trust 2007-4

External ID: 53208871N3

Dear Sirs,

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below (the "Swap Transaction").  This Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below.

In this Confirmation "CSIN" means Credit Suisse International and "Counterparty" means The Bank of New York, not in its individual or corporate capacity, but solely as trustee for the Supplemental Interest Trust created under the Pooling and Servicing Agreement for CHL Mortgage Pass-Through Trust 2007-4.

1.
The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation.  In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the 1992 ISDA Master Agreement dated as of 30 March 2007 as amended and supplemented from time to time (the "Agreement"), between you and us.  All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

CSIN and Counterparty each represents to the other that it has entered into this Swap Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.	The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

Transaction Type:	Rate Cap Transaction

Notional Amount:	USD 54,542,668.00, subject to amortization as set out in the Additional Terms

Trade Date:	26 March 2007

Effective Date:	30 March 2007

Termination Date:	25 May 2011

Fixed Amounts:

Fixed Rate Payer:	Counterparty

Fixed Rate Payer Payment Date:	30 March 2007, subject to adjustment in accordance with the Following Business Day Convention

Fixed Amount:	USD 163,000

Floating Amounts:

Floating Amount Payer:	CSIN

Floating Rate Payer Period End Dates:	The 25th of each month, commencing on 25 April 2007, and ending on the Termination Date, inclusive, with No Adjustment to Period End Dates

Floating Rate Payer Payment Dates:	One Business Day prior to each Floating Rate Payer Period End Date

Cap Strike Rate:	5.40%

Initial Calculation Period:	From and including 30 March 2007 up to but excluding the Floating Rate Payer Period End Date scheduled to occur on 25 April 2007.

Floating Rate Option:	USD-LIBOR-BBA
Maximum Rate:	99.00%

Designated Maturity:	1 month

Spread:	None

	Floating Rate Day Count Fraction:	30/360

	Reset Dates:	The first day of each Calculation Period

	Compounding:	Inapplicable

Business Days:		New York, California and Texas

Calculation Agent:		CSIN

3.	Account Details:

Payments to CSIN:	As advised separately in writing

Payments to Counterparty:	The Bank of New York New York, NY ABA #021-000-018 GLA #111 565 For Further Credit: TAS A/C 540737 Attn: Matthew J. Sabino Phone: +1 212 815 6093 Fax: +1 212 815 3986

For the purpose of facilitating this Transaction, an Affiliate of CSIN, which is organized in the United States of America (the "Agent"), has acted as agent for CSIN.  The Agent is not a principal with respect to this Transaction and shall have no responsibility or liability to the parties as a principal with respect to this Transaction.

Credit Suisse International is authorized and regulated by the Financial Services Authority and has entered into this transaction as principal.  The time at which the above transaction was executed will be notified to Counterparty on request.

ADDITIONAL TERMS

Calculation Period up to but excluding the Payment Date scheduled to occur on:	Notional Amount: (USD)
25-Apr-07	54,542,668.00
25-May-07	54,343,255.79
25-Jun-07	54,035,991.66
25-Jul-07	53,621,684.95
25-Aug-07	53,100,313.63
25-Sep-07	52,472,043.58
25-Oct-07	51,737,230.31
25-Nov-07	50,896,420.18
25-Dec-07	49,950,350.99
25-Jan-08	48,899,952.19
25-Feb-08	47,746,344.32
25-Mar-08	46,490,838.07
25-Apr-08	45,683,518.55
25-May-08	44,814,289.11
25-Jun-08	43,884,740.52
25-Jul-08	42,896,620.31
25-Aug-08	41,851,829.11
25-Sep-08	40,752,416.39
25-Oct-08	39,600,575.78
25-Nov-08	38,398,639.73
25-Dec-08	37,149,073.84
25-Jan-09	35,854,470.53
25-Feb-09	34,517,542.29
25-Mar-09	33,141,114.64
25-Apr-09	31,728,118.32
25-May-09	30,281,581.49
25-Jun-09	28,804,621.17
25-Jul-09	27,300,434.61
25-Aug-09	25,772,290.21
25-Sep-09	24,223,518.18
25-Oct-09	22,657,501.00
25-Nov-09	21,138,036.19
25-Dec-09	19,664,102.58
25-Jan-10	18,234,699.72
25-Feb-10	16,848,847.48
25-Mar-10	15,505,585.72
25-Apr-10	14,203,973.78
25-May-10	12,943,090.19
25-Jun-10	11,722,032.22
25-Jul-10	10,539,915.57
25-Aug-10	9,395,873.93
25-Sep-10	8,289,058.72
25-Oct-10	7,218,638.65
25-Nov-10	6,183,799.41
25-Dec-10	5,183,743.36
25-Jan-11	4,217,689.14
25-Feb-11	3,284,871.41
25-Mar-11	2,384,540.47
25-Apr-11	1,515,962.00
25-May-11	678,416.73

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours faithfully,

Credit Suisse International

By:	/s/ Erica L. Hryniuk
Name: Erica L. Hryniuk
Title: Authorized Signatory

Confirmed as of the date first written above:

The Bank of New York, not in its individual or corporate capacity, but solely as trustee for the Supplemental Interest Trust created under the Pooling and Servicing Agreement for CHL Mortgage Pass-Through Trust 2007-4

By:  /s/ Michelle K. Penson
Name: Michelle K. Penson
Title: Vice President

Our Reference No: External ID: 53208871N3 / Risk ID: 447740679 and 447740690